SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement            [ ] Confidential, for Use of
[x] Definitive Proxy Statement                 the Commission Only (as
[ ] Definitive Additional Materials            permitted by
[ ] Soliciting Material Pursuant to            Rule 14a-6(e)(2))
            Section 240.14a-11(c)
            or Section 240.14a-12

                                   Sonus Corp.
--------------------------------------------------------------------------------

                (Name of Registrant as Specified In Its Charter)

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    (Name of  Person(s)  Filing Proxy  Statement  if other than the  Registrant)
Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)  Title of each class of securities to which transaction applies:

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    2)  Aggregate number of securities to which transaction applies:

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    3)  Per unit  price  or  other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    4)  Proposed maximum aggregate value of transaction:

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    5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

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    2)  Form, Schedule or Registration Statement No.:

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    3)  Filing Party:

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    4)  Date Filed:

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
                                   SONUS CORP.
                        111 S.W. FIFTH AVENUE, SUITE 1620
                             PORTLAND, OREGON 97204
                             --------------------

                          NOTICE OF ANNUAL AND SPECIAL
                         GENERAL MEETING OF SHAREHOLDERS
                                  APRIL 5, 2001
                             --------------------

      NOTICE IS HEREBY GIVEN that the Annual and Special General Meeting of the holders of Common Shares (the "Common Shares"), Series A Convertible Preferred Shares (the "Series A Shares"), and Series B Convertible Preferred Shares (the "Series B Shares" and, together with the Series A Shares, the "Preferred Shares") of Sonus Corp. (the "Corporation") will be held at 111 S.W. Fifth Avenue, Suite 1620, Portland, Oregon, on Thursday, April 5, 2001, at 10 a.m. Pacific Time, for the following purposes:

      1.    To fix the number of directors of the Corporation at seven;

      2.    To elect directors;

      3. To appoint auditors for the ensuing year and to authorize the Board of Directors to fix the remuneration to be paid to the auditors;

      4. To approve an amendment to the Corporation's Second Amended and Restated Stock Award Plan to increase the number of Common Shares issuable thereunder by 200,000 shares;

      5. To receive and consider the annual report containing financial statements for the fiscal year ended July 31, 2000, together with the report of the auditors thereon; and

      6. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Only holders of record of Common Shares or Preferred Shares at the close of business on February 27, 2001, are entitled to receive notice of the meeting.

                                    BY ORDER OF THE BOARD OF DIRECTORS


March 2, 2001                       Brian S. Thompson
Portland, Oregon                    Secretary

      We ask that you promptly sign, date and return the enclosed proxy in the enclosed return envelope, whether or not you plan to attend the meeting in person. If you do attend the meeting, you may withdraw your proxy and vote in person. All instruments appointing proxies to be used at the meeting must be deposited at the offices of CIBC Mellon Trust Company, Suite 600, 333-7th Avenue SW, Calgary, Alberta, Canada, T2P 2Z1 (P.O. Box 2517, Calgary, Alberta, Canada, T2P 4P4), prior to 10 a.m. (Calgary time) on April 4, 2001, or delivered to the chairman of the meeting prior to the commencement of the meeting. A person appointed as a proxy need not be a shareholder of the Corporation.

                                   SONUS CORP.
                              --------------------

                       ANNUAL AND SPECIAL GENERAL MEETING
                   OF SHAREHOLDERS TO BE HELD ON APRIL 5, 2001

                         MANAGEMENT INFORMATION CIRCULAR
                               AND PROXY STATEMENT
                              --------------------

                             SOLICITATION OF PROXIES

      THIS MANAGEMENT INFORMATION CIRCULAR AND PROXY STATEMENT (THIS "CIRCULAR") IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY THE MANAGEMENT OF SONUS CORP. (THE "CORPORATION") OF PROXIES TO BE USED AT THE ANNUAL AND SPECIAL GENERAL MEETING OF THE SHAREHOLDERS OF THE CORPORATION TO BE HELD AT 111 S.W. FIFTH AVENUE, SUITE 1620, PORTLAND, OREGON, ON THURSDAY, APRIL 5, 2001, AT 10 A.M. PACIFIC TIME, AND ANY ADJOURNMENTS THEREOF, FOR THE PURPOSES SET FORTH IN THE ACCOMPANYING NOTICE OF MEETING.

      The solicitation of proxies will be made primarily by mail, but proxies may also be solicited personally and by telegram or telephone by directors and officers of the Corporation without additional compensation for such services. Brokers and other persons holding shares in their names, or in the names of nominees, will be reimbursed for their reasonable expenses in forwarding soliciting materials to their principals and in obtaining authorization for the execution of proxies. All costs of solicitation of proxies by the Corporation will be borne by the Corporation. This Circular and accompanying form of proxy will be mailed to shareholders beginning approximately March 2, 2001.

      All dollar  amounts  included in this  Circular  are  expressed  in United
States dollars. Amounts originally expressed in Canadian dollars have been converted using the applicable spot exchange rate (as quoted by the Federal Reserve Bank of New York for the New York Interbank Market) as of January 2, 2001, or, where appropriate, the applicable date of the specific transaction or payment described. THE EXCHANGE RATE FOR CONVERTING CANADIAN DOLLARS INTO U.S. DOLLARS AT JANUARY 2, 2001, WAS $1.4963.

                      APPOINTMENT AND REVOCATION OF PROXIES

      The persons designated in the enclosed form of proxy are directors of the Corporation. A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON OTHER THAN THE PERSONS DESIGNATED IN THE ACCOMPANYING FORM OF PROXY TO REPRESENT HIM OR HER AT THE MEETING. THE PERSON NEED NOT BE A SHAREHOLDER. This right may be exercised either by inserting in the blank space provided the name of the other person a shareholder wishes to appoint or by completing another proper form of proxy. Shareholders who wish to be represented at the meeting by proxy must deposit their form of proxy prior to 10 a.m. (Calgary time) on April 4, 2001, at the offices of CIBC Mellon Trust Company, Suite 600, 333-7th Avenue SW, Calgary, Alberta, Canada, T2P 2Z1 (P.O. Box 2517, Calgary, Alberta, Canada, T2P 4P4), or deliver it to the chairman of the meeting prior to the commencement of the meeting.

      A shareholder who has given a proxy has the right to revoke it at any time by an instrument in writing executed by the shareholder or his attorney authorized in writing or, if the shareholder is a corporation, by an officer or attorney thereof duly authorized, and deposited at the offices of CIBC Mellon Trust Company, Suite 600, 333-7th Avenue SW, Calgary, Alberta, Canada, T2P 2Z1 (P.O. Box 2517, Calgary, Alberta, Canada, T2P 4P4), addressed to the Secretary of the Corporation, at any time up to and including the last business day preceding the day of the meeting, or any adjournment thereof, at which the proxy is to be used, or with the chairman of the meeting on the day of the meeting, or any adjournment thereof.

                          OUTSTANDING VOTING SECURITIES

      The Corporation has three classes of securities outstanding with voting rights, Common Shares (the "Common Shares"), Series A Convertible Preferred Shares (the "Series A Shares"), and Series B Convertible Preferred Shares (the "Series B Shares"). The Series A Shares, the Series B Shares, and the Common Shares together are referred to as the "Shares," and the Series A Shares and Series B Shares are sometimes collectively referred to as the "Preferred Shares." On January 1, 2001, the Corporation had outstanding 6,162,164 Common Shares, 2,666,666 Series A Shares and 2,500,000 Series B Shares. Each Common Share and Series A Share carries the right to one vote at the meeting. Each Series B Share carries the right to 1.49 votes at the meeting. The holders of the Common Shares and the holders of the Preferred Shares will vote together as a single class on all matters presented for action at the meeting.

      The Corporation has also reserved for issuance: (i) 2,000,000 Common Shares upon the exercise of share purchase warrants presently outstanding; (ii) 2,666,666 Common Shares upon the conversion of the Series A Shares; (iii) 3,722,375 Common Shares upon the conversion of the Series B Shares; and (iv) 2,551,000 Common Shares upon the exercise of stock options presently outstanding held by employees, directors, and officers of, and consultants to, the Corporation.

      Only shareholders of record at the close of business on February 27, 2001, will be entitled to vote at the meeting, except to the extent that a shareholder has transferred ownership of any of his or her Common Shares or Preferred Shares after the record date and the transferee of those shares has produced properly endorsed share certificates or has otherwise established that he or she owns the shares and, in either case, has requested, not later than March 26, 2001, that the transferee's name be included in the list of shareholders entitled to vote at the meeting, in which case such transferee shall be entitled to vote such shares at the meeting.

                                VOTING OF PROXIES

      When a proxy in the accompanying form is properly executed and returned, the Common Shares or Preferred Shares represented thereby will be voted at the meeting in accordance with the instructions specified in the spaces provided in the proxy. IF NO INSTRUCTIONS ARE SPECIFIED, THE SHARES WILL BE VOTED IN FAVOR OF THE MATTERS LISTED IN THE ACCOMPANYING NOTICE OF MEETING.

      A quorum of shareholders will be established at the meeting if not less than 33-1/3% of the combined total of Common Shares and Preferred Shares issued and entitled to vote at the meeting are present in person or represented by proxy.

      A DIRECTION TO ABSTAIN WITH RESPECT TO PROPOSALS 1 AND 4 SET FORTH IN THE ACCOMPANYING NOTICE OF MEETING WILL BE DEEMED TO HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL. Brokers holding Shares of record for customers may not be entitled to vote unless they receive voting instructions from their customers. "Broker non-votes," which refer to Shares as to which a broker or other nominee has indicated on a duly executed and returned proxy or otherwise advised the Corporation that it lacks voting authority as to any matter, will have no effect on the required vote on the matter.

      The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to any amendments to matters identified in the accompanying Notice of Meeting and other matters that may properly come before the meeting. Management is not aware of any amendments to matters identified in the Notice of Meeting or of any other matters that are to be presented for action at the meeting.

            SHARE OWNERSHIP BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

BENEFICIAL OWNERSHIP TABLE

      The following table gives information regarding the beneficial ownership of Common Shares as of January 1, 2001, by each of the Corporation's directors and nominees for director, by certain of the Corporation's executive officers, and by the Corporation's present directors and executive officers as a group. In addition, it gives information, including addresses, regarding each person or group known to the Corporation to own beneficially more than 5% of the outstanding Common Shares, Series A Shares or Series B Shares. Information as to beneficial stock ownership is based on data furnished by the persons concerning whom such information is given. Unless otherwise indicated, all shares listed as beneficially owned are held with sole voting and investment power. The numbers in the table include Common Shares as to which a person has the right to acquire beneficial ownership through the exercise or conversion of options, purchase warrants or convertible securities within 60 days after January 1, 2001.

                                          Class or         Amount and Nature
        Name and Address                 Series of           of "Beneficial        % of Common         % of Series of
        of Beneficial Owner               Shares            Ownership"(1)(2)       Shares(1)(2)       Preferred Shares
------------------------------------------------------------------------------------------------------------------------
Joel Ackerman (5)                            ---                  ---                  ---                  ---

Haywood D. Cochrane, Jr.                   Common                 16,666                *                   ---

Leslie H. Cross                            Common                101,265               1.6%                 ---

Brandon M. Dawson                          Common              1,266,250              19.4%                 ---
111 S.W. Fifth Ave., Ste. 1620
Portland, Oregon 97204

Gregory J. Frazer, Ph.D.                   Common                378,951 (3)           6.1%                 ---
18531 Roscoe Blvd., Ste. 201
Northridge, California 91324

Hugh T. Hornibrook                         Common                 65,000               1.0%                 ---

Scott Klein                                Common                228,835               3.6%                 ---

RS Investment Management Co. (4)           Common              1,107,800 (4)          18.0%                 ---
388 Market  Street, Ste. 200
San Francisco, California 94111

Warburg, Pincus & Co. (5)                  Common              8,389,041 (5)          57.7%                 ---
466 Lexington Avenue                       Series A            2,666,666 (5)           ---                  100%
New York, New York 10017                   Series B            2,500,000 (5)           ---                  100%

Jeffry S. Weiss                            Common                 20,000                *                   ---

David J. Wenstrup                            ---                  ---                  ---                  ---

All present directors and executive        Common              2,296,967 (3)          32.1%                 ---
officers as a group (13 persons)

---------------

* Less than 1% of the outstanding Common Shares.

(1) "Beneficial ownership" is calculated in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, pursuant to which Common Shares as to which a person has the right to acquire beneficial ownership through the exercise or conversion of options, purchase warrants or convertible securities within 60 days after January 1, 2001, have been included in shares deemed to be outstanding for purposes of computing percentage ownership by such person.

(2) "Beneficial ownership" includes Common Shares that the person has the right to acquire through the exercise or conversion of options, purchase warrants or convertible securities within 60 days after October 31, 2000, as follows: Haywood D. Cochrane, Jr.. 16,666 shares; Brandon M. Dawson, 341,250 shares; Gregory J. Frazer, Ph.D., 80,000 shares; Hugh T. Hornibrook, 65,000 shares; Scott Klein, 220,835 shares; Warburg, Pincus & Co.,

      8,389,041 shares; Jeffry S. Weiss, 20,000 shares; and all directors and executive officers as a group, 1,000,418 shares.

(3) Includes 38,738 Common Shares and options to acquire 20,000 Common Shares exercisable within 60 days after January 1, 2001, held by Carissa Bennett, Gregory J. Frazer's wife.

(4) Included in reliance on information contained in Schedule 13G dated February 8, 2000, jointly filed by RS Investment Management Co. LLC, RS Investment Management, L.P., RS Value Group LLC, The RS Orphan Fund, L.P., and the RS Orphan Offshore Fund, L.P. RS Investment Management Co. LLC is the general partner of RS Investment Management, L.P. and RS Value Group LLC is the general partner of The RS Orphan Fund, L.P. As to the indicated number of shares, RS Investment Management Co. LLC. and RS Value Group LLC each reported shared voting and dispositive power. The RS Orphan Fund, L.P., reported shared voting and dispositive power as to 787,280 shares, or 12.9% of the outstanding Common Shares, and the RS Orphan Offshore Fund, L.P. reported shared voting and dispositive power as to 320,520 shares, or 5.3 percent of the outstanding Common Shares. RS Investment Management, L.P. reported no Common Shares as to which it had sole or shared voting or dispositive power.

(5) Warburg, Pincus & Co. is the general partner of Warburg, Pincus Ventures, L.P. ("Warburg"), the record owner of 2,666,666 Series A Shares, 2,500,000 Series B Shares and warrants to purchase 2,000,000 Common Shares. Warburg is managed by E.M. Warburg, Pincus & Co., LLC. Joel Ackerman and David J. Wenstrup, each a general partner of Warburg, Pincus & Co., LLC, each disclaim beneficial ownership of the Shares beneficially owned by Warburg except to the extent of an indirect pecuniary interest in an indeterminate number of such Shares. Each Preferred Share is entitled to one vote. The Preferred Shares vote together with the Common Shares as a single class unless otherwise required by law or if the Board of Directors otherwise determines. The Preferred Shares held by Warburg represent approximately 51% of the combined voting power of outstanding voting securities. Of the 8,389,041 Common Shares shown as beneficially owned by Warburg, 2,666,666 shares represent the Common Shares issuable upon conversion of 2,666,666 Series A Shares and 3,722,375 shares represent the Common Shares issuable upon conversion of 2,500,000 Series B Shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 ("Section 16(a)") requires that reports of beneficial ownership of Common Shares and changes in such ownership be filed with the Securities and Exchange Commission ("SEC") by "reporting persons," including directors, executive officers, and certain holders of more than 10% of the outstanding Common Shares. To the Corporation's knowledge, all Section 16(a) reporting requirements applicable to known reporting persons were complied with for transactions and stock holdings during the fiscal year ended July 31, 2000.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table sets forth for the years indicated the compensation awarded or paid to, or earned by, the Corporation's chief executive officer and the Corporation's other executive officers whose salary level and bonus for the fiscal year ended July 31, 2000, exceeded $100,000.


                                                                                Long-Term
                                                                               Compensation
                                                                                 Awards
                                                 Annual Compensation        -----------------           All
                                                ----------------------       Number of Shares        All Other
Name and Principal Position         Year(1)        Salary        Bonus      Underlying Options    Compensation (2)
---------------------------         -------        ------        -----      ------------------    ----------------
Brandon M. Dawson                   2000          $195,000        ---              ---                 $20,000
 Chairman and Chief                 1999           195,000        ---              ---                  20,000
 Executive Officer                  1998           167,917        ---            530,000                  ---


Scott Klein                         2000           175,000      $21,875
 President and Chief                1999           127,885       65,625          375,000                  ---
 Operating Officer

Jeffry S. Weiss                     2000            91,459       10,000          100,000 (3)              ---
 Vice President and                 1999            31,058                        50,000 (3)              ---
 Chief Technology Officer

--------------------

(1) Mr. Klein joined the Corporation in November 1998 and Mr. Weiss joined the Corporation in March 1999.

(2)   Represents the premiums paid by the  Corporation  for a split-dollar  life
      insurance   policy  for  Mr.  Dawson.   See   "Employment  and  Consulting
      Agreements."

(3) In July 2000, the Corporation granted Mr. Weiss an option to purchase 50,000 Common Shares at $4.00 per share and 50,000 Common Shares at $5.00 per share. The grant of the option was conditioned upon the cancellation of an option to purchase 50,000 Common Shares at $5.88 per share that was granted to Mr. Weiss in March 1999.

OPTION GRANTS

      During the fiscal year ended July 31, 2000, the Corporation granted stock options to employees and directors under its Second Amended and Restated Stock Award Plan (the "Stock Award Plan"). Options are granted at the discretion of the Board of Directors. The options are not transferable or assignable.

      The following table sets forth certain information concerning grants of options to purchase Common Shares to individuals who were directors or executive officers of the Corporation during the fiscal year ended July 31, 2000:


                        OPTION GRANTS IN LAST FISCAL YEAR

                                           Individual Grants

--------------------------------------------------------------------------------------------------------
                                              Percentage
                                              of Total                                                  Potential Realizable Value
                                Number of     Options                                                   at Assumed Annual Rates of
                                Shares        Granted to                                                Stock Price Appreciation for
                                Underlying    Employees in   Exercise                                   Option Term (7)
                                Options       in Fiscal      Price        Price Range    Expiration     ----------------------------
            Name                Granted       Year           ($/share)    of Shares (6)  Date             5%           10%
            ----                ----------    ------------   ------------ ---------      ---------        --           ---
Joel Ackerman                        --            --            --            --            --           --           --
Paul C. Campbell                 200,000(1)      26.0%         $4.00      $4.50-3.25      02/11/10     $503,116    $1,274,994
Haywood D. Cochrane, Jr.             --            --            --            --            --           --           --
Leslie H. Cross                   50,000(2)       6.5%          4.00       3.75-3.625     01/01/10      125,779       318,748
Brandon M. Dawson                    --            --            --            --            --           --           --
Randall E. Drullinger                --            --            --            --            --           --           --
Gregory J. Frazer, Ph.D.             --            --            --            --            --           --           --
Hugh T. Hornibrook                   --            --            --            --            --           --           --
Edwin J. Kawasaki                    --            --            --            --            --           --           --
Scott Klein                          --            --            --            --            --           --           --
Larry J. Myers                       --            --            --            --            --           --           --
Daniel W. Quall                    5,000(3)       0.7%          5.88       4.375-4.063    08/01/09       18,490        46,856
                                  40,000(3)       5.2%          5.88        3.75-3.625    01/01/10      147,916       374,848
                                   5,000(4)       0.7%          5.88        3.25-2.75     07/11/10       18,490        46,856
Nancy E. Sayles                   30,000(3)       3.9%          5.88        4.50-3.375    02/21/10      110,937       281,136
                                  20,000(3)       2.6%          5.88        5.50-4.00     04/04/10       73,958       187,424
Jeffry S. Weiss                   50,000(5)       6.5%          5.00        3.25-2.75     07/11/10      157,224       398,436
                                  50,000(5)       6.5%          4.00        3.25-2.75     07/11/10      125,779       318,748
David J. Wenstrup                    --            --            --            --            --           --            --

-----------------

(1) Exercisable as to 50,000 Common Shares immediately following grant and an additional 50,000 Common Shares on each anniversary of the date of grant. The options will become exercisable in full in the event that, following a change in control of the Corporation, Mr. Campbell's employment is terminated by the Corporation without cause, or he experiences a material demotion in status or position or a material change in his duties that is inconsistent with his position at the Corporation, his base salary is reduced, or his participation in the Corporation's compensation plans is not continued on a level comparable with other key executives. A change in control of the Corporation will be deemed to occur if (i) a person acquires beneficial ownership of 50% or more of the combined voting power of the Corporation, with certain exceptions, (ii) the incumbent directors (or nominees approved by a majority of the incumbent directors, including subsequently approved directors) cease to constitute at least a majority of the directors of the Corporation, or (iii) a reorganization, merger, or consolidation or sale of all or substantially all the assets of the Corporation, with certain exceptions, is consummated.

(2) Vests in three equal annual installments beginning one year following the date of grant.

(3) Vests in five equal annual installments beginning one year following the date of grant.

(4)   Exercisable in full.

(5) Exercisable as to 10,000 Common Shares immediately following grant and an additional 10,000 Common Shares annually beginning March 10, 2001.

(6) Represents the high and low per share sale prices of the Common Shares on the American Stock Exchange ("AMEX") during the 30-day period preceding the date of the option grant.

(7) The amounts shown are hypothetical gains based on the indicated assumed rates of appreciation of the Common Shares compounded annually over the full term of the options. There can be no assurance that the Common Shares will appreciate at any particular rate or at all.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

      The following table sets forth certain information regarding option exercises during the fiscal year ended July 31, 2000, and the fiscal year-end value of unexercised options held by individuals who were directors or executive officers of the Corporation during the 2000 fiscal year:


                  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                              Shares                      Number of Securities             Value of Unexercised
                             Acquired                    Underlying Unexercised           In-the-Money Options at
                                on         Value           Options at July 31,                 July 31, 2000(1)
                                                      -----------------------------     ----------------------------
           Name              Exercise    Realized     Exercisable     Unexercisable     Exercisable    Unexercisable
           ----              --------    --------     -----------     -------------     -----------    -------------
Joel Ackerman                   ---         ---           ---              ---              ---             ---
Paul C. Campbell                ---         ---          50,000          150,000            ---             ---
Haywood D. Cochrane, Jr.        ---         ---          16,666          33,.334            ---             ---
Leslie H. Cross                 ---         ---           ---             50,000            ---             ---
Brandon M. Dawson               ---         ---         287,500          227,500         $118,200           ---
William DeJong                  ---         ---          40,000            ---              ---             ---
Randall E. Drullinger           ---         ---          80,000           40,000            ---             ---
Gregory J. Frazer, Ph.D.        ---         ---          80,000            ---              ---             ---
Hugh T. Hornibrook              ---         ---          65,000            ---              ---             ---
Edwin J. Kawasaki               ---         ---           ---              ---              ---             ---
Scott Klein                     ---         ---         176,787          198,213            ---             ---
Larry J. Myers                  ---         ---         140,000            ---              ---             ---
Daniel W. Quall                 ---         ---           5,000           45,000            ---             ---
Nancy E. Sayles                 ---         ---           ---             50,000            ---             ---
Jeffry S. Weiss                 ---         ---          20,000           80,000            ---             ---
David J. Wenstrup               ---         ---           ---              ---              ---             ---

----------------

(1) The value shown was calculated based on the excess of the closing sale price of the Common Shares reported on AMEX on July 31, 2000, over the per share exercise price of the unexercised in-the-money options.

OPTION REPRICING

      The following table sets forth certain information regarding repricing of stock options held by any executive officer of the Corporation during the last 10 fiscal years.

                            10-YEAR OPTION REPRICINGS



                                         Number of
                                         Securities   Market Price      Exercise
                                         Underlying    of Stock at       Price at                Length of Original
                                          Options        Time of         Time of       New        Term Remaining at
                                        Repriced or   Repricing or    Repricing or   Exercise     Date of Repricing
       Name                    Date       Amended       Amendment       Amendment      Price         or Amendment
       ----                    ----       -------       ---------       ---------      -----         ------------
Hugh T. Hornibrook (1)        6-26-98      40,000         $7.25          $9.25         $7.25          2.75 years
Daniel W. Quall (2)           7-11-00      5,000          $3.00          $7.25         $5.88          8 years
Jeffry S. Weiss (3)           7-11-00      50,000         $3.00          $5.88         $5.00          9 years

----------------

(1) Mr. Hornibrook served as Vice President-Corporate Development of the Corporation from April 1996 until January 1997.

(2)   Mr. Quall is Vice President of Network of the Corporation.

(3)   Mr.  Weiss  is  Vice  President  and  Chief  Technology   Officer  of  the
      Corporation.

EMPLOYMENT AND CONSULTING AGREEMENTS

      In late 1997, the Corporation entered into an employment agreement with Brandon M. Dawson, its Chairman and Chief Executive Officer. The term of the agreement expires on December 24, 2001, subject to automatic one-year extensions annually unless either party gives six months' prior written notice of non-extension. The agreement establishes an annual base salary of $195,000, subject to such increases (but not decreases) as are determined from time to time by the Board of Directors or a compensation committee designated by the Board of Directors. The agreement provides for an annual incentive bonus in an amount to be determined by the Board of Directors up to 100% of Mr. Dawson's base salary. Under the agreement, Mr. Dawson is entitled to participate in all of the Corporation's compensation plans covering key executive and managerial employees, as well as reimbursement for the lease of an automobile up to $12,000 per year. The Corporation has also provided Mr. Dawson with an equity split-dollar life insurance policy with a face amount of $2,000,000, provided that the premiums paid by the Corporation per year will not exceed $20,000, to be recovered from the death benefits, surrender value or loan proceeds payable on the policy.

      The employment agreement includes an agreement on the part of Mr. Dawson not to compete with the Corporation for a period of three years after his employment with the Corporation is terminated. If Mr. Dawson's employment is terminated by reason of death, the

Corporation will pay to his personal representative his base salary through the date of death, together with any accrued benefits (including death benefits) to which he is entitled under the terms of the Corporation's compensation plans. In the event of Mr. Dawson's termination due to disability, he will be entitled to receive his base salary reduced by any benefits paid under the Corporation's group long-term disability insurance plan for the remaining term of the agreement and the portion of his annual bonus relating to the period before his disability. If Mr. Dawson's employment is terminated by the Corporation for "cause" or he terminates his employment voluntarily without "good reason," the Corporation will pay his base salary through the effective date of termination, together with any accrued benefits to which he is entitled under the terms of the Corporation's compensation plans. Cause includes a material act of fraud, dishonesty or moral turpitude, gross negligence or intentional misconduct. Good reason includes a material demotion in Mr. Dawson's status or position, a material change in his duties that is inconsistent with his position, a reduction in his base salary, or a failure to continue his participation in the Corporation's compensation plans on terms comparable to other key executives. If Mr. Dawson's employment is terminated by the Corporation without cause or by Mr. Dawson with good reason, the Corporation will pay his base salary through the termination date, plus an amount of severance pay equal to two times the sum of his base salary and his average annual bonus for the prior two fiscal years payable in 24 monthly installments. In addition, upon such termination without cause or with good reason, the Corporation will afford continued participation in the Corporation's compensation plans (or, if not permitted under the general provisions of any such plan, will provide a substantially equivalent benefit) for two additional years.

      Effective November 1, 1998, the Corporation entered into a four-year employment agreement with Scott Klein, its President and Chief Operating Officer. The agreement establishes an annual base salary of $175,000, subject to such increases (but not decreases) as are determined from time to time by the Board of Directors or a compensation committee designated by the Board of Directors. The agreement provides for an initial bonus of $87,500 for services performed in the fiscal year ended July 31, 1999, and an annual incentive bonus thereafter in an amount to be determined by the Board of Directors up to 50% of Mr. Klein's base salary. Under the agreement, Mr. Klein is entitled to participate in all of the Corporation's compensation plans covering key executive and managerial employees.

      The employment agreement includes an agreement on the part of Mr. Klein not to compete with the Corporation for a period of one year after his employment with the Corporation is terminated. If Mr. Klein's employment is terminated by reason of death, the Corporation will pay to his personal representative his base salary through the date of death, together with any accrued benefits (including death benefits) to which he is entitled under the terms of the Corporation's compensation plans. In the event of Mr. Klein's termination due to disability, he will be entitled to receive his base salary reduced by any benefits paid under the Corporation's group long-term disability insurance plan for the remaining term of the agreement. If Mr. Klein's employment is terminated by the Corporation for cause or he terminates his employment voluntarily without good reason, the Corporation will pay his base salary through the effective date of termination, together with any accrued benefits to which he is entitled under the terms of the Corporation's compensation plans. Cause includes a material act of fraud, dishonesty or moral turpitude, gross negligence or intentional misconduct. Good reason includes a material demotion in Mr. Klein's status or position, a material change in his duties that is inconsistent with his position, a reduction in his base salary, or a failure to continue his participation in the

Corporation's compensation plans on terms comparable to other key executives. If Mr. Klein's employment is terminated by the Corporation without cause or by Mr. Klein with good reason, the Corporation will pay his base salary through the termination date, plus an amount of severance pay equal to his base salary.

      Effective January 1, 1997, the Corporation entered into a five-year consulting agreement with Hugh T. Hornibrook, a director of the Corporation, under which the Corporation pays Mr. Hornibrook a retainer of $66.83 per month and $83.54 per hour for consulting services on an as-needed basis. The total amount paid to Mr. Hornibrook in fiscal 2000 was $801.97.

REPORT OF BOARD OF DIRECTORS ON COMPENSATION

      The Corporation attempts to structure executive officer compensation in order to attract, motivate and retain qualified personnel who actively contribute to the successful attainment of the Corporation's business objectives. Executive officer compensation includes base salaries that are market competitive, annual performance-based bonuses, and long-term stock-based incentives in the form of options to purchase Common Shares.

      Salaries. Base salaries for Mr. Dawson, Chairman and Chief Executive Officer, and Mr. Klein, President and Chief Operating Officer, for the fiscal year ended July 31, 2000, were specified in their employment contracts executed in December 1997 and November 1998, respectively. The Board of Directors determined not to increase their base salaries above the minimums expressed in their contracts. Other executive officers received base salaries based on performance reviews and comparisons of salary levels at comparable companies.

      Bonuses. The Corporation established a bonus plan for executive officers and other key managers for fiscal 2000 based on meeting certain earnings per share targets. However, no bonuses were paid under the bonus plan because the earnings per share targets were not met. Mr. Klein received a bonus under the terms of his employment contract that was not performance based but was instead intended to compensate Mr. Klein for bonus compensation forgone when he left his previous employer. Jeffry Weiss, Vice President and Chief Technology Officer, was paid a bonus in fiscal 2000 based on meeting certain performance criteria established by Mr. Dawson and Mr. Klein.

      Options. The Corporation's Stock Award Plan provides for the grant of stock options and other stock-based awards to the Corporation's officers and employees, non-employee directors, and outside consultants or advisers. The purpose of the Stock Award Plan is to promote and advance the interests of the Corporation and its shareholders by assisting the Corporation in attracting, retaining and rewarding key employees, directors and outside advisers and linking their interests with those of the Corporation's shareholders. No stock-based awards other than options were granted to employees under the Stock Award Plan in fiscal 2000.

      Repricing of Options. In July 2000, the Corporation granted Mr. Weiss an option to purchase 50,000 Common Shares at $4.00 per share and 50,000
Common Shares at $5.00 per share. The grant of the option was conditioned upon the cancellation of an option to purchase 50,000 Common Shares at $5.88 per share that was granted to Mr. Weiss in March 1999. The option was granted to Mr. Weiss in order to reward him for exceptional performance and to further align his interests with those of the Corporation. At the date of the grant, the fair market value of a Common Share was $3.00.

                                    Board of Directors

                                    Joel Ackerman
                                    Haywood D. Cochrane, Jr.
                                    Leslie H. Cross
                                    Brandon M. Dawson
                                    Hugh T. Hornibrook
                                    Scott E. Klein
                                    David J. Wenstrup

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Mr. Dawson is Chairman and Chief Executive Officer of the Corporation and Mr. Klein is President and Chief Operating Officer. Gregory J. Frazer, Ph.D., who was a director of the Corporation during fiscal 2000, is Vice President - Business Development of the Corporation. No other members of the board of directors of the Corporation are present or former officers or employees, other than Mr. Hornibrook, who has not been an officer of the Corporation since January 1997.

      Interests Of Insiders In Material Transactions. Gregory J. Frazer, Ph.D., and his wife, Carissa Bennett, have the right, until September 30, 2001, to require the Corporation to redeem an aggregate of 1,680 of their Common Shares as of the last day of each calendar quarter at a price of $8.35 per share. The redemption rights are noncumulative and expire if not exercised as of the end of any calendar quarter as to such quarter. Pursuant to such redemption rights, the Corporation redeemed during the fiscal years ended July 31, 2000 and 1999, a total of 5,040 and 6,720 Common Shares, respectively, from Ms. Bennett and Mr. Frazer for consideration of $42,084 and $56,112, respectively.

      On March 19, 1998, the Corporation loaned Brandon M. Dawson, Chairman and Chief Executive Officer and a director of the Corporation, $33,107 in order to pay taxes incurred as a result of the exercise by Mr. Dawson of options to purchase 20,000 Common Shares on April 1, 1996. The loan bears interest at 7.75% per annum and matured on December 31, 2000.

      On December 19, 2000, Mr. Dawson exercised options for 60,000 Common Shares at $1.25 per share. In connection with such exercise, the Corporation loaned Mr. Dawson $75,000 to pay the aggregate exercise price of the options. The loan bears interest at 9.5% per annum and is due on December 19, 2001.

      On July 21, 1999, Cindy Dawson-Austin, mother of Mr. Dawson, loaned the Corporation $500,000 for working capital. The loan was repaid on December 10, 1999, along with interest at 12% in the amount of $23,342.

      On October 1, 1999, the Corporation consummated the sale of 2,500,000 Series B Shares to Warburg for $10,000,000 in cash. Under the terms of the purchase agreement for the Series B Shares, Warburg is entitled to designate three nominees for election as directors. See "Item 2. Election of Directors." Cash dividends will accrue on the Series B Shares at an annual rate of 8 percent of the conversion price then in effect until November 1, 2004, increasing in steps thereafter to 18 percent beginning November 1, 2006, provided that the Corporation has met specified quarterly earnings targets. If the Corporation has not met the earnings targets by July 31, 2002, dividends will not accrue or be payable on the Series B Shares. Upon conversion of the Series B Shares, any accumulated dividends will be forfeited.

      The Series B Shares were initially convertible on a one-for-one basis into 2,500,000 Common Shares at a conversion price of $4.00 per share. Because the Corporation's receivables as of July 31, 1999, that were collected by July 31, 2000, totaled less than $4,736,000 and the Corporation has not yet attained specified quarterly earnings targets, the conversion rate was adjusted such that the Series B Shares are convertible into 3,722,375 Common Shares as of the fiscal quarter ended October 31, 2000. Additional adjustments will be made each quarter thereafter as long as the earnings targets have not been met. The amount of such quarterly adjustments will be based on a factor of 2 percent of the original purchase price plus the sum of all prior adjustments until November 1, 2004, increasing in steps thereafter to 4.5 percent beginning November 1, 2006. Once the Corporation has met the specified earnings targets for four consecutive fiscal quarters, no further adjustments in the conversion rate will be made. The Series B Shares are subject to mandatory conversion at the option of the Corporation if certain share price and earnings targets are met.

      In connection with the sale, the Corporation agreed to reduce the exercise price of outstanding warrants entitling Warburg to purchase 2,000,000 Common Shares from $12.00 to $6.75 per share, to extend the exercise period to October 1, 2004, and to remove the limitation on the number of shares that may be issued upon a cashless exercise.

      In April 1999, Mr. Dawson  purchased from an unrelated party a convertible note in the principal amount of $492,693 that had been issued by the Corporation in October 1996. The note was repaid on December 10, 1999.

COMPENSATION OF DIRECTORS

      The non-employee directors of the Corporation receive a fee of $1,000 for each board or committee meeting attended and are reimbursed for out-of-pocket and travel expenses incurred in attending board and committee meetings. The Corporation has no other standard arrangement pursuant to which directors are compensated by the Corporation for their services in their capacity as directors. The Corporation may from time to time, as it has in the past, grant stock options to directors in accordance with the policies of AMEX, the Securities and Exchange Commission, and the securities laws and regulations of the jurisdictions where the directors reside. Options granted during the 2000 fiscal year are included in the table under "Option Grants" above.

DIRECTORS AND OFFICERS LIABILITY INSURANCE COVERAGE

      The Corporation maintains insurance for the protection of its directors and officers against liabilities incurred in such capacity with a coverage limit of $2,000,000, subject to a deductible of $50,000 per claim. The premium paid by the Corporation for the annual policy period ended October 31, 2000, was $45,000 for the directors and officers as a group.

STOCK PERFORMANCE GRAPH

      The following graph compares the cumulative total return on Common Shares during the last five fiscal years with the Russell 2000 Index and the Standard & Poors Retail Composite Index during the same period. The graph shows the value, at the end of each of the last five fiscal years, of $100 invested in Common Shares or the indices and assumes the reinvestment of all dividends. The graph depicts the change in the value of Common Shares relative to the indices as of the end of each fiscal year and not for any interim period.

[GRAPH OMITTED]


                          1995     1996      1997    1998     1999     2000
                          ----     ----      ----    ----     ----     ----

Sonus Corp.               100       992      775     1201     552      422

Russell 2000 Index        100       107      143      146     157      178

Standard & Poors
Retail Composite Index    100       105      150      209     259      253

                               2000 ANNUAL REPORT

      The Corporation's annual report for the fiscal year ended July 31, 2000, including financial statements and other information with respect to the Corporation, has been mailed to shareholders with this Circular. Additional copies of the annual report may be obtained by writing to the Corporation.

                     AUDITORS, TRANSFER AGENT AND REGISTRAR

The auditors of the Corporation are Ernst & Young LLP, 999 Third Avenue South, Suite 3500, Seattle, Washington, 98104-4086. The co-registrars and co-transfer agents for the Common Shares are CIBC Mellon Trust Company, Suite 600, 333-7th Avenue SW, Calgary, Alberta, Canada T2P 2Z1, and Mellon Investor Services, 520 Pike Street, Suite 1220, Seattle, Washington 98101.

                   PARTICULARS OF MATTERS TO BE ACTED UPON

      To the knowledge of the Board of Directors, the only matters to be acted upon at the annual meeting are those set forth in the accompanying Notice of Meeting relating to fixing the number of directors to be elected, the election of directors, the appointment of auditors, approval of an amendment to the Corporation's Stock Award Plan, and the receipt of the financial statements for fiscal 2000.

1.    FIXING NUMBER OF DIRECTORS

      Under the Articles of Continuance of the Corporation (the "Articles"), the Board of Directors may consist of a minimum of three and a maximum of 11 directors. The Board of Directors may, between annual general meetings, appoint one or more additional directors to serve until the next annual general meeting, provided that the number of additional directors may not exceed one-third of the number of directors elected at the most recent annual general meeting and the total number of directors may not exceed 11.

      At present, the Board of Directors consists of seven directors. As discussed below, the Board of Directors has nominated seven persons for election as directors at the meeting. Accordingly, the shareholders will be asked to consider and, if thought fit, to pass the following resolution:

            "BE IT RESOLVED THAT the number of directors of the Corporation be and the same is hereby fixed at seven directors until such time as the directors determine by resolution to appoint one or more additional directors in accordance with the Corporation's Articles."

      The foregoing resolution will be adopted if approved by a majority of the votes cast on this motion by the shareholders at the meeting. THE PERSONS DESIGNATED IN THE ENCLOSED FORM OF PROXY, UNLESS OTHERWISE INSTRUCTED, INTEND TO VOTE FOR THE RESOLUTION FIXING THE NUMBER OF DIRECTORS.

2.    ELECTION OF DIRECTORS

      The Board of Directors has nominated seven persons for election as directors to serve until the next annual general meeting and until their successors are elected and qualified. All of the nominees for election as directors are members of the present Board of Directors.

      Joel Ackerman was appointed to the Board of Directors in December 1997, Haywood D. Cochrane, Jr., was nominated for election at the 1998 annual general meeting, and David J. Wenstrup was appointed to the Board of Directors in October 1999, in each case at the request of Warburg. See "Compensation Committee Interlocks and Insider Participation -- Interests of Insiders in Material Transactions."

      A nominee will be elected if the nominee receives a plurality of the votes cast by the Common Shares entitled to vote in the election, provided that a quorum is present at the meeting. UNLESS AUTHORITY TO VOTE FOR A DIRECTOR OR DIRECTORS IS WITHHELD, THE ACCOMPANYING PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED BELOW. If for some unforeseen reason a nominee becomes unavailable to serve as a director, the Board of Directors may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board of Directors unless otherwise instructed.

      The following table sets forth information with respect to each person nominated for election as a director of the Corporation, including their names, municipality of residence, ages as of January 1, 2001, business experience during the past five years, and year of appointment as a director. There are no family relationships among the Corporation's directors, nominees for director, or officers. The Corporation has two executive officers, Brandon M. Dawson and Scott Klein, who have been nominated for election as directors.


Name and                                                                               Director
Municipality of Residence           Age     Principal Occupation(*)                     Since
-------------------------           ---     -----------------------                     -----

Joel Ackerman                       36      Managing Director of E. M. Warburg,         1997
 New York, New York                         Pincus & Co., LLC, a specialized
                                            financial services organization.

Leslie H. Cross                     50      President and Chief Executive Officer       2000
 Del Mar, California                        and a director of dj Orthopedics,
                                            LLC,  a  manufacturer and distributor
                                            of orthopedic and sports-related products.

Haywood D. Cochrane, Jr.            52      Chief Executive Officer                     1998
 Nashville, Tennessee                       and a director of CHD Meridian
                                            Healthcare, Inc., a specialized medical
                                            management company.

Brandon M. Dawson                   32      Chairman and Chief Executive Officer        1995
 Happy Valley, Oregon                       of the Corporation.

                                      -16-

Hugh T. Hornibrook                  51      Acquisition consultant.                     1996
 Vancouver, British Columbia

Scott E. Klein             .        43      President and Chief Operating Officer       1999
 Clackamas, Oregon                          of the Corporation.

David J. Wenstrup                   36      Managing Director of E.M. Warburg,          1999
 New York, New York                         Pincus & Co., LLC, a specialized
                                            financial services organization.

-------------------------

(*) During the past five years, the principal occupation and employment of each director has been in the capacity set forth above except as follows:

      (a) Mr. Ackerman has been employed by E. M. Warburg, Pincus & Co., LLC, since 1993. Mr. Ackerman is a director of Phycor, Inc.

      (b) Mr. Cross has served as President of dj Orthopedics, LLC, a manufacturer and distributor of orthopedic and sports-related products, since July 1995 and as Chief Executive Officer since June 1999.

      (c) Mr. Cochrane has held his present position since January 2000, when Corporate Health Dimensions merged with Meridian Corporate Healthcare, Inc., where he was President and Chief Executive Officer since February 1997. He was Executive Vice President, Chief Financial Officer and Treasurer of Laboratory Corporation of America Holdings, Inc. ("LabCorp"), from April 1995 to November 1996 and a consultant to LabCorp from November 1996 until February 1997. From June 1994 to April 1995, Mr. Cochrane was an employee of National Health Laboratories, Inc. ("NHL"), following NHL's acquisition of Allied Clinical Laboratories, Inc. ("Allied"). Mr. Cochrane was President and Chief Executive Officer of Allied from its formation in 1989 until its acquisition by NHL in June 1994. NHL was acquired by LabCorp in April 1995. Mr. Cochrane is a director of JDN Realty Corporation and TriPath Imaging, Inc.

      (d) Mr. Dawson served as President and Chief Executive Officer of the Corporation from December 1995 to June 1999. From May 1992 to
            December 1995, he was director of U.S. sales for Starkey Laboratories, Inc., a multi-national manufacturer, distributor and marketer of custom "in-the-ear" hearing instruments and related hearing and diagnostic equipment.

      (e) Mr. Hornibrook served as Vice President-Corporate Development of the Corporation from April 1996 until January 1997. From July 1994 to April 1996, and since January 1997, he has been an independent business consultant. Prior to July 1994, Mr. Hornibrook served as director of corporate development for The Loewen Group Inc., a consolidator and operator of funeral homes and cemeteries throughout North America.

      (f) Mr. Klein has served as President and Chief Operating Officer of the Corporation since June 1999 and was Executive Vice President and Chief Operating Officer from November 1998 to June 1999. Mr. Klein was Senior Vice President of Operations (Eastern Zone) of Hollywood Entertainment Corporation from April 1997 to October 1998. He previously held various senior management positions, including Senior Vice President of the Retail Division, at NordicTrack, Inc., from August 1993 until April 1997.

      (g) Mr. Wenstrup has been employed by E.M. Warburg, Pincus & Co., LLC, since 1997. From August 1991 to May 1997, Mr. Wenstrup served in various positions at The Boston Consulting Group, Inc., a strategic management consulting company.

DIRECTORS' MEETINGS AND BOARD COMMITTEES

      During the fiscal year ended July 31, 2000, the Board of Directors held four meetings. Each director, other than Mr. Hornibrook, attended more than 75% of the aggregate of the total number of meetings of the Board of Directors and of any committee of the Board of Directors on which the director served held during fiscal 2000.

      The Audit Committee reviews services provided by the Corporation's independent auditors, makes recommendations concerning their engagement or discharge, and reviews with management and the independent auditors the annual financial statements of the Corporation, the results of the audit, the adequacy of internal accounting controls, and the quality of financial reporting. The Audit Committee met once during fiscal 2000. The members of the Audit Committee are Messrs. Cochrane, Cross, and Hornibrook. The Board of Directors has adopted a written charter for the Audit Committee, which is attached as Appendix A to this Circular.

      The Corporation presently does not have a standing nominating committee. The Board of Directors will consider suggestions submitted by shareholders regarding potential nominees for director. Any recommendations as to nominees for election at the 2001 annual general meeting of shareholders should be submitted in writing by July 23, 2001, to the Secretary of the Corporation at its principal executive offices and should include the name, address and qualifications of each proposed nominee.

      In December 2000, the Board of Directors created a standing compensation committee and appointed Mr. Ackerman and Mr. Cross as members of that committee. The compensation committee, which reviews the compensation of the Corporation's directors and executive officers prior to consideration of such matters by the Board of Directors as a whole, has not had a meeting since its formation.

AUDIT COMMITTEE REPORT

      The Audit Committee is responsible for recommending to the Board of Directors that the Corporation's financial statements be included in the Corporation's Annual Report on Form 10-KSB. In making its recommendation, the Audit Committee discussed with KPMG LLP, the Corporation's independent auditors with respect to such financial statements, those matters communicated to and discussed with the Audit Committee under applicable auditing standards, including information regarding the scope and results of the audit. The Audit Committee also received the written disclosures and a letter from KPMG LLP required by Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees" and has discussed with KPMG LLP their independence. The Audit Committee has reviewed and discussed the Corporation's audited financial statements for the fiscal year ended July 31, 2000, with the Corporation's management and KPMG LLP. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-KSB for the fiscal year ended July 31, 2000.

                                 Audit Committee

                                 Haywood D. Cochrane, Jr.
                                 Leslie H. Cross
                                 Hugh T. Hornibrook

OTHER EXECUTIVE OFFICERS

      Paul C. Campbell, age 45, has served as Senior Vice President and Chief Financial Officer of the Corporation since February 2000. Mr. Campbell was Chief Financial Officer of Famous Dave's of America, Inc., an operator and franchisor of full-service and counter-style restaurants located in Minneapolis, Minnesota, from October 1999 to February 2000. From July 1995 to October 1999, Mr. Campbell was Senior Vice President and Chief Financial Officer of Cucina! Cucina!, Inc., a restaurant chain headquartered in Seattle, Washington. He served as Vice President, Financial Planning, Administration, Investor Relations, & Accounting of Checkers Drive-In Restaurants, Inc., located in Clearwater, Florida, from January 1993 until July 1995 and as Vice President and Chief Financial Officer from March 1990 to January 1993.

      Randall E. Drullinger, age 37, has served as Vice President of Operations of the Corporation since January 2000 and was Director of Operations from November 1998 to January 2000. From April 1996 to November 1998, Mr. Drullinger was Vice President of Marketing of the Corporation. From August 1990 to April 1996, he was director of financial management services at Starkey Laboratories, Inc., Minneapolis, Minnesota.

      Gregory J. Frazer, Ph.D., age 48, has served as Vice President-Business Development of the Corporation since October 1996, when the Corporation acquired 11 audiology based hearing clinics which were among 22 clinics in Southern California of which Mr. Frazer was part owner and operator. The Corporation has since acquired nine of the remaining 11 clinics. Mr. Frazer has spent his entire career as a hearing care professional since receiving his doctoral degree from Wayne State School of Medicine in 1981.

      Daniel W. Quall, age 44, has served as Vice President of Network of the Corporation since April 2000 and was Vice President of Education and
Professional Development from January 2000 to April 2000. He was Director of Education from April 1998 to January 2000. Mr. Quall has also served since 1980 as President of Western Hearing Aid Co., Inc., doing business as Earcare, an audiology clinic in Longview, Washington.

      Nancy E. Sayles, age 50, has served as Vice President of Human Resources of the Corporation since April 2000 and was Director of Human Resources from February 2000 to March 2000 and from March 1997 to April 1999. From April 1999 to December 1999, she was Senior Manager of Human Resources at Concentrix, Inc. located in Portland, Oregon, and was Director of Human Resources at Lewis & Clark College in Portland, Oregon from May 1990 until March 1997.

      Jeffry S. Weiss, age 43, has served as Vice President and Chief Technology Officer of the Corporation since January 2000 and was Director of Information Technology since March 1999. Prior to joining the Corporation, Mr. Weiss was Director of Technology for Platt Electric Supply located in Portland, Oregon, from March 1997 to March 1999 and also served as Director of Technology for Rodda Paint & Decor in Portland, Oregon, from February 1989 to March 1997.


3.    APPOINTMENT OF AUDITORS

      Effective December 14, 2000, upon the recommendation of the Board of Directors, the Corporation engaged Ernst & Young LLP as its independent auditors, replacing KPMG LLP, which resigned effective November 17, 2000. KPMG LLP's report dated November 13, 2000, on the Corporation's consolidated financial statements for the fiscal years ended July 31, 2000 and 1999, contained no adverse opinion or disclaimer of opinion, nor was any such report qualified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended July 31, 2000 and 1999, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its report. During the period since August 1, 1998, and prior to engaging Ernst & Young LLP as its new independent auditors, the Corporation did not consult with them regarding any matters related to the application of accounting principles, the type of audit opinion that might be rendered on the Corporation's financial statements or any other such matters.

      During a meeting of the Corporation's audit committee on November 16, 2000, KPMG LLP orally notified the members of the audit committee of certain material weaknesses in certain of the Corporation's internal controls. KPMG LLP stated to the audit committee that as of July 31, 2000, it believed that the Corporation did not have specific policies and procedures in place to adequately estimate the valuation adjustments required on its accounts receivable balances. These adjustments include the allowance for bad debts, reserve for aged receivables, and payment adjustments on product sales. In addition, KPMG LLP informed the audit committee that it believed that the Corporation did not have an adequate system to ensure proper recording of sales returns. On November 22, 2000, KPMG LLP delivered a letter dated November 13, 2000, to the Corporation that further described these weaknesses and other reportable conditions and recommended the following additional actions: (a) development of specific accounting policies and procedures; (b) adding sufficient qualified accounting personnel; (c) timely reconciliation of accounts; and (d) strengthening controls surrounding accounting for sales and returned sales. The Corporation has corrected, or is aggressively taking steps to correct, the matters identified by KPMG LLP.

      KPMG LLP also issued a letter dated March 29, 2000, in connection with its review of the Corporation's financial statements for its quarter ended January 31, 2000. This letter described two internal control weaknesses, considered to be reportable conditions and recommended timely reconciliation of cash accounts and preparation of an accounts receivable aging report. In June 2000 at the conclusion of the review of the Corporation's financial statements for its quarter ended April 30, 2000, KPMG LLP orally notified a member of the Corporation's audit committee of the continued existence of the reportable conditions noted in the letter dated March 29, 2000.

      KPMG LLP also issued a letter dated October 25, 1999, in connection with its audit of the Corporation's consolidated financial statements as of and for the fiscal year ended July 31, 1999. This letter described certain internal control weaknesses, considered to be reportable conditions, and recommended the following actions: (a) timely reconciliation of cash accounts; (b) adding sufficient qualified accounting personnel; (c) strengthening controls surrounding accounting for sales; and (d) development of specific formal accounting policies and procedures.

AUDIT FEES

      The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Corporation's financial statements for the fiscal year ended July 31, 2000 and the review of the financial statements included in the Corporation's Forms 10-QSB for that fiscal year were $190,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

      During the fiscal year ended July 31, 2000, KPMG LLP did not render any of the professional services with regard to financial information systems design and implementation described in paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

ALL OTHER FEES

      The aggregate fees billed for services rendered by KPMG LLP for the fiscal year ended July 31, 2000, other than the services described above under "Audit Fees", were $81,000. The Audit Committee has determined that the provision of the services covered in "All Other Fees" was compatible with maintaining KPMG LLP's independence.

      UNLESS OTHERWISE INSTRUCTED, THE PERSONS NAMED IN THE ENCLOSED FORM OF PROXY INTEND TO VOTE FOR THE APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS OF THE CORPORATION TO HOLD OFFICE UNTIL THE NEXT ANNUAL GENERAL MEETING OF SHAREHOLDERS OR UNTIL THEIR SUCCESSORS ARE APPOINTED AND TO AUTHORIZE THE BOARD OF DIRECTORS TO FIX THE AUDITORS' REMUNERATION. The Corporation expects representatives of Ernst & Young LLP to be present at the meeting and to be available to respond to appropriate questions. The auditors will have the opportunity to make a statement at the meeting if they desire to do so. The Corporation does not anticipate that representatives of KPMG LLP will be present at the meeting.

4.    APPROVAL OF AMENDMENT TO STOCK AWARD PLAN

GENERAL

      Effective December 10, 1996, the Board of Directors adopted a Stock Award Plan providing for the grant of options to employees of the Corporation. The Board of Directors subsequently amended and restated the Stock Award Plan effective February 5, 1997, and adopted a second amendment and restatement effective October 15, 1997, which was approved by the shareholders of the Corporation on December 5, 1997. An amendment to increase the number of Common Shares issuable under the Stock Award Plan by 1,200,000 shares to 1,800,000 shares was approved by the shareholders at a special meeting held on February 9, 1998. The shareholders also approved an amendment to increase the number of Common Shares issuable under the Stock Award Plan by 500,000 to 2,300,000 shares at the Corporation's annual and general special meeting held on December 15, 1998.

      The Stock Award Plan provides for the grant of stock options and other stock-based awards to the Corporation's officers and employees, non-employee directors, and outside consultants or advisers. The purpose of the Stock Award Plan is to promote and advance the interests of the Corporation and its shareholders by assisting the Corporation in attracting, retaining and rewarding key employees, directors and outside advisers and linking their interests with those of the Corporation's shareholders.

PROPOSED AMENDMENT TO THE STOCK AWARD PLAN

      Effective February 11, 2000, the Board of Directors adopted, subject to shareholder approval, an amendment to the Stock Award Plan to increase the number of Common Shares which may be made the subject of awards under the Stock Award Plan by 200,000 shares to a total of 2,500,000 shares. Common Shares subject to awards granted under the Stock Award Plan which expire or are otherwise canceled or terminated or are settled in cash in lieu of Common Shares will again become available for grants of new awards.

      As of January 1, 2001, six executive officers, 95 other employees or former employees, four non-employee or former non-employee directors and one outside consultant held stock options granted under the Stock Award Plan and represented the pool of persons considered eligible to participate in the plan at that date. Also at that date, options for 2,400 Common Shares granted under the Stock Award Plan had been exercised, options to purchase a total of
2,241,000 Common Shares were outstanding, and 256,600 Common Shares were available for future grants of awards under the Stock Award Plan. At January 1, 2001, options had been granted under the Stock Award Plan as follows: Brandon M. Dawson, Chairman and Chief Executive Officer, 455,000 shares; Scott E. Klein, President and Chief Operating Officer, 375,000 shares; Jeffry S. Weiss, Vice President and Chief Technology Officer, 100,000 shares; all current executive officers as a group (including Messrs. Dawson, Klein, and Weiss), 1,310,000 shares; all current non-employee directors as a group, 165,000 shares; and all non-executive employees and consultants as a group, 766,000 shares. Additional information regarding options granted to directors and executive officers of the Corporation is set forth above in the table headed "Option Grants in Last Fiscal Year."

      There are no additional awards that are presently proposed to be granted to any executive officers, other employees, or directors under the Stock Award Plan. The type, number, and value of awards that may be granted in the future under the Stock Award Plan is not known. The closing sale price for the Common Shares reported on AMEX on January 2, 2001, was $1.6875.

DESCRIPTION OF AWARDS UNDER THE STOCK AWARD PLAN

      The types of awards (collectively referred to as "Awards") that may be granted by the Board of Directors under the Stock Award Plan include:

      Options. Options to purchase Common Shares may be incentive stock options ("ISOs") meeting the requirements of Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified options which are not eligible for such tax-favored treatment. The expiration date of each option is as determined by the Board of Directors (but not more than 10 years after the date of grant for ISOs), subject to approval by any regulatory authority having jurisdiction over Awards granted under the Stock Award Plan. The exercise price per share must be equal to or greater than 100% of the fair market value of a Common Share on the date the option is granted for ISOs and at a discount of not more than 25% from such fair market value for nonqualified options.

      Stock Appreciation Rights. A recipient of stock appreciation rights will receive upon exercise an amount equal to the excess (or specified portion thereof) of the fair market value of a Common Share on the date of exercise over the base price, multiplied by the number of shares as to which the rights are exercised. The base price will be designated by the Board of Directors in the award agreement and may be equal to, higher or lower than the fair market value of the Common Shares on the date of grant. Payment may be in cash, in Common Shares, or in any other form or combination of methods approved by the Board of Directors.

      Restricted Units. Restricted units are awards of units equivalent in value to a Common Share, which may be subject to forfeiture if the recipient terminates employment or service as a director or consultant during a specified period. At the expiration of such period, the restricted units vest and payment is made in an amount equal to the value of the number of shares covered by the restricted units. Payment may be in cash, in Common Shares, or in any other form or combination of methods approved by the Board of Directors.

      Performance Awards. Performance Awards are granted in units equivalent in value to a Common Share. A performance Award is subject to forfeiture if or to the extent the recipient fails to meet certain performance goals during a designated performance cycle. Performance Awards earned by attaining performance goals are paid at the end of a performance cycle in cash, in Common Shares, or in any other form or combination of methods approved by the Board of Directors.

      Other Stock-Based Awards. The Board of Directors may grant other Awards that involve payments or grants of Common Shares or are measured by or in relation to Common Shares. The Stock Award Plan provides flexibility to design new types of stock-based or stock-related Awards to attract and retain employees, officers, directors, and outside advisers in a competitive environment.

      Nontransferability. Awards are not transferable or assignable except by will or the laws of descent and distribution.

ADJUSTMENTS FOR CHANGES IN CAPITALIZATION

      In the event of a change in capitalization, the Board of Directors will make such proportionate adjustments in the aggregate number of Common Shares for which Awards may be granted under the Stock Award Plan, the maximum number of Common Shares which may be awarded to any participant, and the number of Common Shares covered by, and the exercise or base price of, any outstanding Awards, as the Board of Directors in its sole discretion deems appropriate.

DURATION, TERMINATION AND AMENDMENT OF THE STOCK AWARD PLAN

      The Stock Award Plan will remain in effect until Awards have been granted covering all available Common Shares under the Stock Award Plan or the plan is otherwise terminated by the Board of Directors. The Board of Directors may terminate the Stock Award Plan at any time, but any such termination will not affect any outstanding Awards. The Board of Directors may also amend the Stock Award Plan from time to time, subject to approval, to the extent required, by any regulatory authority having jurisdiction over the Stock Award Plan, but may not, without shareholder approval, materially increase the aggregate number of Common Shares that may be issued under the Stock Award Plan other than in connection with adjustments for a change in capitalization.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF AWARDS

      The following discussion summarizes the principal anticipated U.S. federal income tax consequences of grants of Awards under the Stock Award Plan to participants and to the Corporation. All recipients of Awards under the Stock Award Plan to date are U.S. residents.

                        TAX CONSEQUENCES TO PARTICIPANTS

      Incentive Stock Options. ISOs under the Stock Award Plan are intended to meet the requirements of Section 422 of the Code. A participant does not realize taxable income upon the grant of an ISO or upon the issuance of shares when the option is exercised. The amount realized on the sale or taxable exchange of such shares in excess of the exercise price will be a capital gain, and any loss will be a capital loss, except that if such disposition occurs within one year after exercise of the option or two years after grant of the option, the participant will recognize compensation taxable at ordinary income tax rates measured by the amount by which the lesser of (i) the fair market value on the date of exercise or (ii) the amount realized on the sale of the shares, exceeds the exercise price. For purposes of determining alternative minimum taxable income, an ISO is treated as a nonqualified option.

      Nonqualified Options. No taxable income is recognized upon the grant of a nonqualified option. In connection with the exercise of a nonqualified option, a participant will generally realize ordinary income measured by the difference between the exercise price and the fair market value of the shares acquired on the date of exercise. The participant's cost basis in the acquired shares is the fair market value of the shares on the exercise date. Any gain upon sale of the shares is capital gain.

      Stock Appreciation Rights. The grant of a stock appreciation right to a participant will not cause the recognition of income by the participant. Upon exercise of a stock appreciation right, the participant will recognize ordinary income equal to the amount of cash payable to the participant plus the fair market value of any Common Shares or other property delivered to the participant.

      Restricted Units and Performance Awards. Generally, a participant will not recognize any income upon issuance of an Award of restricted units or performance units that is subject to forfeiture during a restriction period or performance cycle. Generally, a participant will recognize compensation income upon the vesting of restricted units or performance units in an amount equal to the amount of cash payable to the participant plus the fair market value of Common Shares or other property delivered to the participant.

                       TAX CONSEQUENCES TO THE CORPORATION

      To the extent participants qualify for capital gains treatment with respect to the sale of shares acquired pursuant to exercise of an ISO, the Corporation will not be entitled to any tax deduction in connection with ISOs. In all other cases, the Corporation will be entitled to receive a U.S. federal income tax deduction at the same time and in the same amount as the amount which is taxable to participants as ordinary income with respect to Awards.

RECOMMENDATION AND VOTE

      At the meeting, the shareholders will be asked to consider and, if thought fit, to approve the following resolution:

            "BE IT RESOLVED THAT the amendment of the Second Amended and Restated Stock Award Plan of the Corporation to increase the number of Common Shares issuable thereunder from 2,300,000 to 2,500,000 Common Shares is hereby approved."

      THIS RESOLUTION WILL NOT TAKE EFFECT UNLESS IT IS APPROVED BY THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST A MAJORITY OF THE SHARES PRESENT, IN PERSON OR BY PROXY, AND ENTITLED TO VOTE ON THE PROPOSAL AT THE MEETING. THE PERSONS DESIGNATED IN THE ENCLOSED FORM OF PROXY, UNLESS INSTRUCTED OTHERWISE, INTEND TO VOTE FOR THIS RESOLUTION APPROVING AMENDMENT OF THE STOCK AWARD PLAN.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF APPROVAL OF AN AMENDMENT TO THE STOCK AWARD PLAN TO INCREASE THE NUMBER OF COMMON SHARES ISSUABLE THEREUNDER TO 2,500,000 COMMON SHARES.

                SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

      Shareholder proposals submitted for inclusion in the 2001 proxy materials and consideration at the 2001 annual general meeting of shareholders must be received by the Corporation by July 23, 2001. Any such proposal should comply with the SEC's rules governing shareholder proposals submitted for inclusion in proxy materials.

      For any proposal that is not submitted for inclusion in next year's proxy materials but instead is sought to be presented directly at the 2001 annual general meeting of shareholders, the persons named as proxies will be able to vote in their discretion if the Corporation: (1) receives notice of the proposal before the close of business on October 1, 2001, and advises shareholders in the 2001 proxy materials about the nature of the matter and how management intends to vote on such matter; or (2) has not received notice of the proposal by the close of business on October 1, 2001.

                                  * * * * *

      The contents and the sending of this Circular have been approved by the Board of Directors of the Corporation.


Portland, Oregon                    BY ORDER OF THE BOARD OF DIRECTORS
March 2, 2001

                                    Brian S. Thompson
                                    Secretary

                                   APPENDIX A

                                   SONUS CORP.

           CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS


I.  AUDIT COMMITTEE PURPOSE

      The Audit Committee is appointed by the Board of Directors (the "Board") to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

      o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

      o     Monitor  the   independence   and   performance   of  the  Company's
            independent auditors.

      o Provide an avenue of communication among the independent auditors, management, and the Board.

      The Audit Committee has direct access to the independent auditors as well as any officer or employee of the Company. The Audit Committee has the authority to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations.


II.  AUDIT COMMITTEE COMPOSITION

      Audit Committee members shall be appointed by the Board and shall meet the requirements of the American Stock Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

III.  AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

      Review Procedures
      -----------------

      1. Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval.

      2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

      3. In consultation with management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

      4. Review with management and the independent auditors the company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with Statement of Auditing Standards No. 61 ("SAS 61"). The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

      Independent Auditors
      --------------------

      5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant. In such review, the Audit Committee shall ensure that the independent auditors deliver to the Audit Committee a formal written statement delineating all relationships between the auditors and the Company. The Audit Committee shall also engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and in response to the independent auditors' report take, or recommend that the Board take, appropriate action to satisfy itself of the independent auditor's independence.

      6. Approve the fees and other significant compensation to be paid to the independent auditors.

      7. Review the independent auditors' audit plan and discuss the scope, staffing, reliance upon management, and general audit approach.

      8. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors and certain matters required to be communicated to audit committees in accordance with SAS 61.

      9. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

      Legal Compliance
      ----------------

      10. On at least an annual basis, review with the Company's General Counsel, any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received by the Company from regulators or governmental agencies.

      Other Audit Committee Responsibilities
      --------------------------------------

      11. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.


      12. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.


      13. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                                   SONUS CORP.
                                 --------------

                                      PROXY
                                 --------------


        FOR USE AT THE ANNUAL AND SPECIAL GENERAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON APRIL 5, 2001

The undersigned shareholder of SONUS CORP. (the "Corporation") hereby appoints Brandon M. Dawson, Scott Klein or Haywood D. Cochrane, Jr., each a director of the Corporation, or instead of any of the foregoing, -------------------------, as proxy for the undersigned to attend and act for and on behalf of the undersigned at the Annual and Special General Meeting of the Shareholders of the Corporation (the "Meeting") to be held on the 5th day of April, 2001, and at any adjournment or adjournments thereof, to the same extent and with the same power as if the undersigned were personally present at the said meeting or such adjournment or adjournments thereof and, without limiting the generality of the power hereby conferred, the designee named above is specifically directed to vote (or withhold or abstain from voting) the Common Shares and Preferred Shares of the Corporation registered in the name of the undersigned as indicated below.

1.    RESOLUTION FIXING THE NUMBER OF DIRECTORS AT SEVEN.

            FOR [ ]           AGAINST [ ]       ABSTAIN [ ]


2.    ELECTION OF DIRECTORS.

            FOR [ ]                             WITHHOLD VOTE [ ]
      all nominees listed (except               as to all nominees
      as marked to the contrary below)          listed below

      (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW)

      Joel Ackerman, Haywood D. Cochrane, Jr., Leslie H. Cross, Brandon M. Dawson, Hugh T. Hornibrook, Scott Klein, David J. Wenstrup.


3.    RESOLUTION  APPROVING THE APPOINTMENT OF Ernst & Young LLP as the auditors
      of  the   Corporation   and   authorizing   the  directors  to  fix  their
      remuneration.

            FOR [ ]                             WITHHOLD VOTE [ ]


4.    RESOLUTION APPROVING AMENDMENT TO STOCK AWARD PLAN.

            FOR [ ]           AGAINST [ ]       ABSTAIN [ ]


5. To vote at the discretion of the proxy designee on any amendments or variations to the foregoing and on any other matters (other than matters which are to come before the Meeting and which are the subject of another proxy executed by the undersigned) which may properly come before the Meeting or any adjournment or adjournments thereof.

                                               (PLEASE SIGN AND DATE ON REVERSE)

THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT OF THE CORPORATION AT THE DIRECTION OF THE BOARD OF DIRECTORS. SHAREHOLDERS HAVE THE RIGHT TO APPOINT A PERSON TO ATTEND AND ACT ON THEIR BEHALF AT THE MEETING OTHER THAN ONE OF THE PERSONS LISTED ABOVE AND MAY EXERCISE SUCH RIGHT BY INSERTING THE NAME OF SUCH PERSON (WHO NEED NOT BE A SHAREHOLDER) IN THE BLANK SPACE PROVIDED ABOVE FOR THAT PURPOSE. THE UNDERSIGNED REVOKES ANY INSTRUMENT OF PROXY PREVIOUSLY GIVEN FOR THE PURPOSE OF THE MEETING IN RESPECT OF COMMON SHARES AND PREFERRED SHARES HELD BY THE UNDERSIGNED.

DATED --------------, 2001.



------------------------------------------------
Signature of Shareholder(s)

                              NOTES:

                              1. Please sign exactly as your name appears below. If the shares are jointly held, each joint owner named should sign. When signing as attorney, personal representative, administrator, or other fiduciary, please give full title. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer or person. If the proxy form is not dated in the space provided, it is deemed to bear the date on which it is mailed by the management of the Corporation.

                              2. IN THE EVENT THAT NO SPECIFICATION HAS BEEN MADE WITH RESPECT TO THE VOTING ON ONE OR MORE OF THE RESOLUTIONS REFERRED TO IN ITEMS 1 THROUGH 4 ABOVE, THE PROXY DESIGNEE IS INSTRUCTED TO VOTE THE SHARES REPRESENTED BY THIS PROXY ON EACH SUCH MATTER AND FOR SUCH RESOLUTION. MARKING THE "ABSTAIN" BOX ON ITEMS 1 AND 4 WILL BE DEEMED TO HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL.

                              3. To be effective, proxies must be received before 10 a.m. (Calgary time) on April 4, 2001, by CIBC Mellon Trust Company, Suite 600, 333-7th Avenue S.W., Calgary, Alberta, Canada T2P 2Z1 or be presented at the Meeting.


                              PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

                           SUPPLEMENTARY MAILING LIST

                                   RETURN CARD

NOTE: If you wish to be included in the Supplementary Mailing List of Sonus Corp. in order to receive its interim financial statements, please complete and return this card.



TO:         SONUS CORP.
            C/O THE EQUITY GROUP INC
            800 THIRD AVENUE, 36TH FLOOR
            NEW YORK, NEW YORK 10022

            ATTENTION:  DEVIN SULLIVAN


            The undersigned certifies that the undersigned is the owner of securities of Sonus Corp. and requests that the undersigned be placed on the Supplementary Mailing List of Sonus Corp. for its interim financial statements.

DATED:    ----------------------------------

NAME:     ---------------------------------------------------------------

ADDRESS:  ---------------------------------------------------------------

          ---------------------------------------------------------------

          ---------------------------------------------------------------

FAX:      ---------------------------------------------------------------

EMAIL:    ---------------------------------------------------------------


            -------------------------------------------------------------
            SIGNATURE

          ---------------------------------------------------------------
            NAME AND TITLE OF PERSON SIGNING IF
            DIFFERENT FROM NAME ABOVE